EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (File numbers 333-265995, 333-282844, 333-288515 and 333-291375) and Form S-8 (File numbers 333-198244, 333-206538, 333-214031, 333-222969, 333-228252, 333-236063, 333-237845, 333-265994, 333-276238, 333-281884 and 333-289945) of CEL-SCI Corporation (the Company) of our report dated December 23, 2025, relating to the financial statements, which appear in this Annual Report on Form 10-K. Our report contains an explanatory paragraph regarding the Company’s ability to continue as a going concern.

/s/ BDO USA, P.C.

Potomac, Maryland

December 23, 2025